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                                                                   Exhibit 10.13

                              INVESTMENT AGREEMENT

      THIS AGREEMENT is made as of October 15, 1999 between HARRIS INTERACTIVE INC., a Delaware corporation with offices at 135 Corporate Woods, Rochester, New York 14623 ("HI") and SEQUEL LIMITED PARTNERSHIP II and SEQUEL ENTREPRENEUR'S FUND II, LP, both with offices at 4430 Arapahoe Avenue, Suite 220, Boulder, Colorado 80303 (collectively, "Investor").

                                   WITNESSETH

      WHEREAS, HI desires to sell to the investor and the Investor desires to purchase from HI shares of the Class B Convertible Preferred Stock, par value $.01 per share, of HI, all upon the terms and conditions hereinafter set forth.

      NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt an sufficiency of which are hereby acknowledged, the parties agree as follows:

      The parties agree as follows:

                             ARTICLE 1 -DEFINITIONS

      1.1 Definitions. The following capitalized terms shall have the following meanings:

      "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise, partners or former partners, and members or former members.

      "Affiliated Group" means any affiliated group as defined in IRC ss.1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local, or foreign law) for a period during which any of HI or any of its Subsidiaries was a member.

      "Class A Preferred Stock" shall mean the Class A Convertible Preferred Stock, par value $0.01 per share, of HI.

      "Class B Preferred Stock" shall mean the Class B Convertible Preferred Stock, par value $0.01 per share, of HI.

      "Common Shares" shall mean the common stock, $0.001 par value per share, of HI.
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      "Environmental and Safety Requirements" means all federal, state, local, and foreign statutes, regulations, ordinances and other provisions having the force and effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety, and pollution or protection of the environment.

      "Fully Diluted Basis" shall mean the number of common shares actually outstanding, the number of Common Shares into which the then outstanding shares of Class A Preferred Stock and Class B Preferred Stock could be fully converted if fully converted on the given date, and the number of Common Shares which could be obtained through the exercise, exchange, or conversion of all other rights, warrants, options and convertible securities or other securities convertible, exchangeable, or exercisable for Common Stock (or any of the foregoing) outstanding or reserved for issuance on the given date.

      "GAAP" means generally accepted accounting principles.

      "Investment" means, with respect to any Person, (i) any capital contribution by such Person to any other Person, (ii) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities, or ownership interest (including partnership, membership, and joint venture interests) of any other Person, (iii) any loan, advance or extension of credit by such Person to any other Person (other than (a) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale of goods or services in the ordinary course of business, and (b) extensions of credit by HI to any of its wholly-owned Subsidiaries or by any of its wholly-owned Subsidiaries to another of its wholly-owned Subsidiaries), (iv) any guaranty of obligations of such Person, (v) any transfer or sale of property of such Person to any other Person other than upon full payment, in cash, of not less than the agreed sale price or the fair value of such property, whichever is higher (other than transfers of property in the ordinary course of business of the Person in exchange for fair value), (vi) any acquisition by such Person of all or an integral part of the business of any other Person or the assets comprising such business or such part thereof, and
(vii) any commitment or option to do any of the following. Any of the foregoing under clauses (i) through (vi) shall be considered an Investment whether such Investment is acquired by purchase, exchange, merger or any other method.

      "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section number shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

      "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien, preference in the nature of security, or charge of any kind (including, without limitation, any conditional sale or other title retention agreement

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or lease in the nature thereof), any sale of receivables with recourse against the seller or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third Person of property leased to a party under a lease which is not in the nature of a conditional sale or title retention agreement or any subordination arrangement, and any agreement to give or make any of the foregoing.

      "Lockup Agreement" shall mean the Lockup Agreement in the form attached hereto and made a part hereof as Exhibit B.

      "Material Adverse Effect" means any event, matter, condition or circumstance which (i) has a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise), employee relations, customer or supplier relations, or business prospects of HI, (ii) has an adverse effect on the ability of HI to perform its obligations under any material contract, the Share Purchase Agreements, the Transaction Documents or any of the Shares to be issued by it or (iii) materially or adversely affects the legality, validity, binding effect or enforceability of the Share Purchase Agreements, the Transaction Documents or the Shares.

      "Offered Shares" shall have the meaning given in Section 6.3 of this Agreement.

      "Other Purchasers" shall have the meaning given in Section 2.1 of this Agreement.

      "Person" shall mean any individual, corporation, company, partnership, limited liability company, joint venture, trust, government, governmental body, agency, political subdivision, or other entity of any kind or nature.

      "Proprietary Rights" shall mean all patents; all trademarks, service marks, domain names, trade dress, trade names, and corporate names and all of the goodwill associated therewith; all copyrights; all registrations, applications and renewals for any of the foregoing; all inventions; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research information, drawings, specifications, designs, plans, improvements, technical and computer data, documentation and software, and all other proprietary rights and processes of similar nature ; and all computer programs (including source codes) and related documentation.

      "Public Offering" means any offering by HI (or any other holder) of HI Common Stock to the public pursuant to an effective registration statement under the Securities Act, as then in effect, or any comparable statement under any similar federal statute then in force.

      "Purchase Price" shall have the meaning given to it in Section 2.2 of this Agreement.

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      "Registration Agreement" shall mean the Registration Agreement described in Section 3.6 of this Agreement.

      "Research Agreement" shall mean the Research Agreement described in
Section 3.11 of this Agreement.

      "Restricted Securities" means (i) the Shares hereunder, (ii) the Underlying Common Stock, and (iii) any securities issued with respect to the Shares or Underlying Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization. As to any Restricted Securities, such securities shall cease to be Restricted Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer, or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act; provided that the Company has completed a Public Offering and is subject to the provisions of the 1934 Act and as to any particular holder of Restricted Securities, such holder (together with its Affiliates) holds less than 1% of the Company's common stock on a Fully Diluted Basis, or (c) otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 6.5 hereof have been delivered by HI in accordance with
Section 6.2. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from HI, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 6.5.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as in effect on the date hereof and as hereafter amended.

      "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the date hereof and as hereafter amended.

      "Share Purchase Agreements" shall meaning given in Section 2.1 of this Agreement.

      "Shares" shall have the meaning given in Section 2.2 of this Agreement.

      "Stockholders' Agreement" shall mean the Stockholders' Agreement described in Section 3.10 of this Agreement.

      "Subsidiary" means any Person of which, at the time of determination made under this Agreement, at least a majority of capital stock having ordinary voting power for the election of directors or other governing body of such Person is owned by the applicable other Person,

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directly or through one or more Subsidiaries.

      "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

      "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

      "Transaction Documents" shall mean the documents and agreements executed and delivered in connection with this Agreement, including without limitation the amendment to HI's Certificate of Incorporation, Registration Agreement, the Lockup Agreement, the Research Agreement, the Shares, and the Stockholders Agreement.

      "Transfer" shall have the meaning given in Section 6.3 of this Agreement.

      "Transfer Notice" shall have the meaning given in Section 6.3 of this Agreement.

      "Underlying Common Stock" shall mean (i) the Common Stock issued or issuable upon conversion of the Class B Preferred Stock, and any (ii) Common Stock issued or issuable with respect to the securities referred to in clause
(i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Class B Preferred Stock shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of such Class B Preferred Stock in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Class B Preferred Stock, such Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by HI.

                         ARTICLE 2 - PURCHASE OF SHARES

      2.1 Authorization of Class B Preferred Stock. HI has authorized the issuance of 200,000 shares of Class B Preferred Stock having the rights and preferences set forth in Exhibit
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A attached hereto (the "Class B Shares"). The Class B Shares are being sold by
HI to the Investor and the other purchasers listed on Schedule 2.1 hereto (the "Other Purchasers") pursuant to this Agreement and other substantially identical agreements (this agreement together with such other agreements collectively, the "Share Purchase Agreements"). Set forth opposite each Other Purchaser's name on
Schedule 2.1 is the number of Class B Shares being acquired by such Other Purchasers and the purchase price paid, or to be paid, therefore.

      2.2 Share Purchase. On the date of the Closing, HI shall sell to Investor, and Investor, subject to the terms and conditions hereof and in reliance upon the representations and warranties of HI contained herein or made pursuant hereto, shall purchase from HI, 50,000 Class B Shares (together with the Underlying Common Stock, the "Shares"), being 2.302% of the Common Shares on a Fully Diluted Basis after the purchases under the Share Purchase Agreements. The aggregate purchase price for the Shares to be acquired by the Investor pursuant to this Agreement shall be Five Million Dollars ($5,000,000) (the "Purchase Price").

      2.3 The Closing.

      (a) The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Harris Beach & Wilcox LLP located at 130 E. Main Street, Rochester, New York at 10:00 a.m. , eastern daylight time, on October 15, 1999 or such other time and place as are mutually agreeable to the parties.

      (b) On the date of the Closing and upon receipt of the items set forth in
Section 2.3(c) hereof, Investor shall pay the Purchase Price by wire transfer or in other immediately available funds to HI addressed as follows:

            Manufacturers and Traders Trust Company
            Rochester, NY 14604
            Account #015215148
            ABA#02200004-6
            For: Harris Interactive Inc.
            Re:  Mezzanine Investment

      (c) At the Closing (i) Investor and HI shall execute and deliver this Agreement, the Registration Agreement, the Stockholders Agreement, and the Research Agreement, (ii) Investor shall execute and deliver the Lockup Agreement and the Consent of Shareholders in the form attached as Exhibit D, and (iii) HI shall deliver a certificate registered in the Investor's name evidencing the Shares to Investor.

           ARTICLE 3 - CONDITIONS OF INVESTOR'S OBLIGATION AT CLOSING

      The obligation of the Investor to purchase and pay for the Shares at the Closing is subject

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to the satisfaction as of the Closing of the following conditions (any of which may be waived by the Investor):

      3.1 Representations, Warranties, and Covenants. The representations and warranties contained in Article 5 hereof or in any certificate or document delivered pursuant hereto, shall be true and correct at and as of the Closing as though then made and HI shall have performed and complied with all of the covenants and agreements required to be performed or complied with by it hereunder on or prior to the Closing.

      3.2 Amendment of Certificate of Incorporation. HI's Certificate of Incorporation shall have been amended and shall be in the form set forth in Exhibit A hereto, shall be in full force and effect under the laws of the State of Delaware as of the Closing as so amended, and shall not have been further amended or modified; provided, however, that Investor acknowledges that certain modifications to the Certificate of Incorporation have been or will be approved by the directors and shareholders (including the Investor after its investment) of HI contingent upon completion of a Public Offering, a copy of which shareholder approval (which describes and approves such modifications) is attached as Exhibit D hereto.

      3.3 Securities Law Compliance. HI shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Shares pursuant to this Agreement in compliance with such laws and HI shall be in compliance with all such laws.

      3.4 Compliance with Applicable Laws/Authorizations. The purchase of the Shares by the Investor hereunder shall not be prohibited by any applicable law or governmental order, rule or regulation and shall not subject the Investor to any penalty, tax, liability, or, in the Investor's reasonable judgment, other onerous condition, and the purchase of the Shares by the Investor hereunder shall be permitted by laws, rules, and regulations of the jurisdictions and governmental authorities and agencies to which the Investor is subject. Any necessary consents, waivers, approvals, licenses, permits, orders and authorizations of, and any filings, registrations or qualifications with, any governmental authority of other Person (including any consents or waivers by the holders of the Class A Preferred Stock), with respect to the transactions contemplated by this Agreement, the Share Purchase Agreements and the Transaction Documents shall have been obtained or made and shall be in full force and effect.

      3.5 No Change in Law etc.. No legislation, order, rule, ruling or regulation shall have been proposed, enacted, or made by or on behalf of any governmental authority, and no legislation shall have been introduced, and no investigation by an governmental authority shall have been commenced or threatened, and no action, suit or proceeding shall have been commenced before, and no decision shall have been rendered by, any court, other governmental authority or arbitrator, which, in any such case, in the Investor's reasonable judgment could adversely affect, restrain, prevent, or change the transactions contemplated by the Share Purchase Agreements or the Transaction Documents (including without limitation, the issuance of the

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Shares) or have a Material Adverse Effect.

      3.6 Registration Agreement. HI and Brinson MAP Venture Capital Fund III as successor to Brinson MAP Venture Capital Fund III Trust, BVCF III, L.P. as successor to Brinson Venture Capital Fund III, L.P., and Virginia Retirement System (the "Brinson Holders") shall have entered into a Registration Agreement Amendment Number 1 (the "Amendment") to the Registration Agreement made among HI and the Brinson Holders, in substantially the form attached to this Agreement as Exhibit C , and HI and Investor shall have entered into a Registration Agreement in substantially the form attached to the Amendment as Exhibit A thereto (the "Registration Agreement").

      3.7 Opinion of HI's Counsel. Investor shall have received from Harris Beach & Wilcox, LLP, counsel for HI, an opinion addressed to Investor dated the date of Closing in substantially the form attached to this Agreement as Exhibit G.

      3.8 Compliance Certificate of Officer. HI shall have delivered to Investor an officer's certificate dated the date of closing stating that the conditions specified in Section 2 to be performed by HI, and the conditions specified in Sections 3.1-3.11, inclusive, of this Agreement, have been fully satisfied.

      3.9 Corporate Proceedings. HI shall have delivered to Investor copies certified by the Secretary of HI, of (a) resolutions adopted by the Board of Directors of HI authorizing the execution, delivery, and performance of this Agreement, the Share Purchase Agreements, and the Transaction Documents, the amendment to the Certificate of Incorporation attached hereto as Exhibit A, the issuance and sale of the Shares, the reservation for issuance of the Underlying Common Stock, and the consummation of all of the transactions contemplated by this Agreement and the Share Purchase Agreements, and (b) resolutions duly adopted by HI's stockholders adopting the amendment to the Certificate of Incorporation attached hereto as Exhibit A.

      3.10 Stockholders Agreement. HI and the Investor shall have entered into a Stockholders' Agreement in substantially the form attached hereto as Exhibit E (the "Stockholders' Agreement").

      3.11 Other Documents and Opinions. The Investor shall have received such other documents and opinions, in form and substance satisfactory to the Investor and its counsel, relating to matters incident to the transactions contemplated hereby as the Investor may reasonably request.

                     ARTICLE 4 - REPRESENTATIONS OF INVESTOR

      As a material inducement to HI to enter into this Agreement and sell the Shares hereunder, Investor represents and warrants to HI as follows:

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      4.1 Formation. Investor is validly formed or organized, and existing, under the laws of the jurisdiction of its formation, and has all requisite power and authority to carry out the transactions contemplated by this Agreement.

      4.2 Authorization. The execution and delivery of this Agreement and the Transaction Documents, and performance of the transactions contemplated hereby, by Investor have been duly authorized by Investor. This Agreement and the Transaction Documents constitute valid and binding obligations of Investor, enforceable in accordance with their terms, subject to limitations imposed by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or other laws or judicial decisions or principles of equity relating to or affecting the enforcement of creditors' rights generally. Except to the extent that any of the following would not reasonably be expected to have a material adverse effect on the ability of Investor to consummate the transactions contemplated by this Agreement, the execution and delivery by Investor of this Agreement and the Transaction Documents, and the compliance with their terms by Investor, do not (a) conflict with or result in a violation of, (b) constitute a default under, or (c) require any authorization, consent, approval, exemption, or other action by or notice to, or filing with, any court or administrative or governmental body or agency pursuant to, (i) the charter documents or bylaws of Investor, (ii) any law, statute, rule, or regulation to which Investor is subject, or (iii) any material agreement, instrument, order, judgment, or decree to which Investor is subject.

      4.3 Investment Intent. The Shares are being acquired for the Investor's own account, for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act or the securities laws of any other state applicable to Investor. Investor understands that the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4 (2) thereof, which exemption depends upon, among other things, the bona fide nature of Investor's investment intent expressed herein, that HI has no present intention of registering the Shares, and that the Shares must be held by the Investor indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

      4.4 Access to Information. During the negotiation of the transactions contemplated by this Agreement, the Investor and its representatives have been afforded access to corporate books, documents, and other information concerning HI and to its offices and facilities, have been afforded an opportunity to ask such questions of HI and its officers, employees, agents, accountants, and representatives concerning HI's business, operations, financial condition, assets, liabilities, and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein.

      4.5 Due Diligence. The Investor and its representatives have been solely responsible for Investor's own "due diligence" investigation of HI and its management and business, for Investor's own analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment. In taking any action or performing any role relative to the arranging of the proposed investment, the Investor has acted solely in its own interest, and neither Investor nor any of Investor's agents or employees has acted as an agent of HI. The Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of the purchase of the Shares pursuant to the terms of this Agreement and of protecting Investor's interests in connection therewith. Nothing in this Section 4.5, however, shall affect HI's obligations to the Investor under the representations and warranties contained in Article 4 hereof.

      4.6 Economic Risk; Accredited Investor. The Investor is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Agreement, including a complete loss of Investor's investment in the Shares. The Investor is an Accredited Investor as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

      4.7 Brokers. The Investor has not involved any brokers or finders in connection with this Agreement or the transactions contemplated hereby, and agrees to indemnify HI for any breach of this Section 4.7 by it.

                        ARTICLE 5 - REPRESENTATIONS OF HI

      As a material inducement to the Investor to enter into this Agreement and purchase the Shares hereunder, HI represents and warrants to the Investor as follows:

      5.1 Organization, Corporate Power. HI is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and is qualified (and in good standing) to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. HI possesses all requisite corporate power and authority and legal right to own and operate its assets, to carry out its business as now conducted and presently proposed to be conducted, to execute, deliver, and carry out the transactions contemplated by this Agreement, the Share Purchase Agreements, and each of the Transaction Documents. The copies of HI's charter documents and bylaws which have been previously furnished to Investor reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. Each Subsidiary of HI is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and the legal right to own and operate its assets, to carry out its business as now conducted and presently proposed to be conducted and is qualified (and in good standing) to do business in every jurisdiction in which its ownership of property or conduct of its business requires it to qualify. All the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and all such shares are owned by HI or another one of its Subsidiaries free and clear of any Lien and not subject to any right or option to purchase such shares. Neither HI nor any Subsidiary is in violation in any respect of its certificate or articles of incorporation or by-laws.

      5.2 Authorization; No Breach. The execution and delivery of this Agreement, the Share Purchase Agreements, and the Transaction Documents, and performance of the transactions contemplated hereby (including the amendment to HI's Certificate of Incorporation) and thereby, by HI has been duly authorized by HI. This Agreement, the Share Purchase Agreements, and the Transaction Documents constitute legal, valid and binding obligations of HI, enforceable in accordance with their terms, subject to limitations imposed by bankruptcy, insolvency, reorganization, or other laws or judicial decisions or principles of equity relating to or affecting the enforcement of creditors' rights generally. The Shares, when issued at Closing, will constitute the legal, valid, and binding obligations of HI enforceable in accordance with their respective terms. The execution and delivery by HI of this Agreement, the Share Purchase Agreements, and the Transaction Documents, the fulfillment and compliance with their terms by HI (including the amendment to HI's Certificate of Incorporation), the sale and issuance of the Shares, and the issuance of the Underlying Common Shares, do not and will not (a) conflict with or result in a breach or violation of (with or without the giving of notice or the passage of time or both), (b) constitute a default under, (c) result in the creation of any Lien, security interest charge or encumbrance upon any of the capital stock, properties or assets of HI or its Subsidiaries, or (d) require any authorization, consent, waiver, approval, order, exemption, or other action by or notice to, or filing with, any court or administrative or governmental body or agency or any other Person pursuant to, or give any third party the right to modify, terminate, or accelerate any obligation under, (i) the certificate of incorporation or bylaws of HI or any of its Subsidiaries, (ii) any law, statute, rule, or regulation to which HI or any of its Subsidiaries is subject, or (iii) any agreement, instrument, order, judgment, writ, injunction, or decree to which HI or any of its Subsidiaries is subject. The execution and delivery by HI of this Agreement, the Share Purchase Agreements, and the Transaction Documents and the performance of the transactions contemplated hereby and thereby (including the issuance of Shares and the Underlying Common Shares) will not cause anti-dilution clauses of any outstanding securities to become operative or give rise to any preemptive rights.

      5.3 Capital Stock and Related Matters. As of the date of this Agreement and immediately thereafter, the authorized capital stock of HI shall consist of
(a) 147,000 shares of Class A Preferred Stock, all of which is duly authorized and validly issued and outstanding, (b) 200,000 shares of Class B Preferred Stock of which none will be outstanding, and (b) 100,000,000 shares of Common Stock, of which 10,990,924 shall be duly authorized and validly issued and outstanding (before giving effect to the purchase of the Shares and the remainder of the Class B Preferred Stock), 11,790,324 of which shall be reserved for issuance upon conversion of the Class A Preferred Stock, 2,833,565 of which shall be reserved for issuance upon conversion of all of the Class B Preferred Stock, and 5,154,408 of which shall be reserved for issuance upon exercise of outstanding options and warrants. Except as aforesaid, as of the date of this Agreement, HI shall not have outstanding any stock, investment rights, options, or securities convertible, exercisable, or exchangeable for (or any agreements under which HI is or may become obligated to issue, sell, or transfer) any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock. As of the date of this Agreement, all of the outstanding shares of HI's capital stock shall be validly issued, fully paid, and nonassessable and were issued in compliance with all applicable state and federal securities laws. There are no statutory or contractual stockholder's preemptive rights or rights of first refusal, with respect to the Shares or Underlying Common Stock which have not been effectively waived in writing. HI has not violated any applicable federal or state securities laws in connection with the offer, sale, or issuance of the Shares, and assuming the accuracy of the representations and warranties of the Investor set forth in Article 4 hereof, the offer, sale, and issuance of the Shares hereunder do not require registration under the Securities Act or any applicable state securities laws. All the rights, preferences, privileges and restrictions of the Shares are set forth in the Transaction Documents. No equity securities or rights to purchase equity securities provides for acceleration or other changes in vesting provisions or other terms governing such securities as a result of a Public Offering, merger, consolidation, change of control or sale of assets except as described on Schedule 5.3.

      5.4 Validity of Shares. The Shares issued to Investor pursuant to Section
2.1 of this Agreement, when issued in accordance with this Agreement, shall be duly authorized, validly issued, fully paid, and nonassessable and will be free of any Liens.

      5.5 Financial Statements. HI has delivered to Investor true and correct copies of the audited consolidated balance sheet of HI and its Subsidiaries as of June 30, 1997, June 30, 1998, and June 30, 1999, and the related statements of income and cash flows for the twelve-month periods then ended (with such balance sheet for the fiscal year ending June 30, 1999 called the "Latest Balance Sheet", and collectively, the "Financial Statements").

      Each of such Financial Statements (including in all cases the notes thereto, if any) has been prepared in accordance with GAAP, is accurate and complete in all material respects, is consistent with the books and records of HI (which are accurate and complete in all material respects), and presents fairly the consolidated financial condition, results or operations, and cash flows of HI and its Subsidiaries in accordance with GAAP, applied on a consistent basis as of the dates and for the periods set forth therein.

      5.6 Absence of Undisclosed Liabilities. Except as set forth on the attached Schedule 5.6, HI and its Subsidiaries do not have any obligation or liability (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to HI or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the date of the Closing, or any action or inaction at or prior to the date of the Closing, or any state of facts or any circumstances existing at or prior to the date of the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto) and (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business, none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit, and none of which, either individually or collectively, is likely to have a Material Adverse Effect.

      5.7 Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth on the attached Schedule 5.7, since June 30, 1999, neither HI nor any Subsidiary has:

      (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities, except as reflected in Section 5.3 of this Agreement;

      (b) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

      (c) discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

      (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

      (e) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Liens for current property taxes not yet due and payable;

      (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims;

      (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets, or other intangible assets, except in each case for non-exclusive license agreements made in the ordinary course of business;

      (h) suffered any Material Adverse Effect or suffered any extraordinary losses (other than operating losses incurred in the ordinary course of business) or suffered any damage, destruction or casualty loss exceeding in the aggregate $10,000, whether or not covered by insurance;

      (i) made any Investment in or taken steps to incorporate any Subsidiary, or made any Investment in any other Person; or

      (j) entered into any other material transaction other than in the ordinary course of business.

      (k) knowledge of any change in the assets, liabilities, financial condition or operations of HI from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition, operations or prospects of HI or its Subsidiaries;

      (l) knowledge of any resignation or termination of any officer or key employee of HI or its Subsidiaries; and HI or its Subsidiaries, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee;

      (m) knowledge of any material change, except in the ordinary course of business, in the contingent obligations of HI or its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

      (n) knowledge of any waiver by HI or its Subsidiaries of a valuable right or of a material debt owed to it;

      (o) knowledge of any direct or indirect loans made by HI or its Subsidiaries to any shareholder, employee, officer or director of HI or its Subsidiaries, other than immaterial advances made in the ordinary course of business;

      (p) knowledge of any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder other than entry into the non-compete and confidentiality agreements with the Chief Executive Officer, President, and Executive Vice President and Chief Technology Officer in the form delivered to Investor;

      (q) knowledge of any labor organization activity;

      (r) knowledge of any change in material agreement to which HI or its Subsidiaries is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of HI or its Subsidiaries; or

      (s) knowledge of any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of HI or its Subsidiaries.

      (t) made any arrangement or commitment by HI or its Subsidiaries to do any of the acts described in subsection (a) through (s) above.

      5.8 Absence of Illegal Payments. Neither HI nor any Subsidiary has at any time made any illegal payments for political contributions or made any bribes, kickback payments or other illegal payments.

      5.9 Assets. Except as set forth on the attached Schedule 5.9, HI and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable. Except as described on Schedule 5.9, HI's and each Subsidiary's equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. HI and each Subsidiary own, or have a valid leasehold interest in, all assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

      5.10 Tax Matters.

      (a) Except as set forth on the attached Schedule 5.10, HI, each Subsidiary, and each Affiliated Group have filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; HI, each Subsidiary and each Affiliated Group in all material respects have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither HI, any Subsidiary nor any Affiliated Group has waived any statute of limitations with respect to any material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of HI and its Subsidiaries if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, HI and its Subsidiaries have not incurred any material liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by HI, each Subsidiary and each Affiliated Group shall not exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); the federal income Tax Returns of HI and its Subsidiaries have been audited and closed for all tax years through June 30, 1995; no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to HI, any Subsidiary or any Affiliated Group, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by HI from any foreign, federal, state or local taxing authority; and there are no material unresolved questions of, claims concerning HI's, any Subsidiary's or any Affiliated Group Tax liability.

      (b) Neither HI nor any of its Subsidiaries has made an election under ss.341(f) of the Internal Revenue Code of 1986, as amended. Neither HI nor any Subsidiary is liable for the Taxes of another Person that is not a Subsidiary in a material amount under (a) Treas. Reg. ss. 1. 1 502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or (d) otherwise. Neither HI nor any Subsidiary is a party to any tax sharing agreement. HI, each Subsidiary and each Affiliated Group have disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of IRC ss.6662(d)(2)(B)(i)) did not exist at the time the return was filed. Neither HI nor any Subsidiary has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under IRC ss.280G.

      5.11 Contracts and Commitments.

      (a) Except as specifically contemplated by this Agreement and except as set forth on the attached Schedule 5.11, HI is not a party to or bound by, whether written or oral, any: (i) collective bargaining agreement or contract with any labor union, whether formal or informal; (ii) contract for the employment of any officer, individual employee or group of employees or other person on a full-time, part-time or consulting basis or any severance agreements; (iii) agreement or indenture relating to the borrowing of money or to placing a Lien on any of the assets of HI; (iv) agreements with respects to the lending or investing of funds; (v) guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection; (vi) license or royalty agreements except those entered into in the ordinary course of business;
(vii) lease or agreement under which HI is lessee of, or holds or operates, any personal property owned by any other party for which annual rental exceeds $50,000; (viii) lease or agreement under which HI is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it for which annual rental exceeds $50,000; (ix) contract or group of related contracts with the same party for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year and involves a sum in excess of $50,000 per year;
(x) contract relating to the distribution, marketing or sales of its products or services (including contracts to provide advertising allowances or promotional services) involving more than $50,000 per year; (xi) franchise agreements, (xii) contract which prohibits it from freely engaging in business anywhere in the world; or (xiii) any other agreement material to HI not entered into in the ordinary course of business.

      (b) Except as specifically contemplated by this Agreement, or disclosed on
Schedule 5.11, (i) no contract or commitment required to be disclosed on
Schedule 5.11 has been breached or canceled by the other party since June 30, 1999, (ii) HI has performed in all material respects all of the obligations required to be performed by HI in connection with the contracts or commitments required to be disclosed on the Schedule 5.11, and is not in receipt of any claim of default under any contract or commitment required to be disclosed on the Schedule 5.11, (iii) HI has no present expectation or intention of not fully performing any obligation pursuant to any contract set forth on Schedule 5.11, and (iv) HI has no knowledge of any material breach or anticipated material breach by any party to any contract specific on Schedule 5.11.

      (c) HI has provided the Investor with a true and correct copy of all written contracts which are referred to on Schedule 5.11 which have been requested by Investors, together with all amendments, waivers or other changes thereto.

      5.12 Proprietary Rights.

      (a) Schedule 5.12 attached hereto contains a complete and accurate list of all patented and registered Proprietary Rights owned by HI, all pending patent applications and applications for the registration of other Proprietary Rights owned by HI and all licenses, options or agreements with respect to the Proprietary Rights of HI or any of its Subsidiaries and all licenses, options or agreements to which HI or any of its Subsidiaries is bound with respect to the Proprietary Rights of any other person other than in the ordinary course of business. Except as set forth on Schedule 5.12, HI owns and possesses all right, title and interest in and to, or has a valid and enforceable written license to use, all of the Proprietary Rights necessary for the operation of its business as presently conducted and as currently proposed to be conducted; no claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Rights owned or used by HI has been made or is currently outstanding; HI has not received any information as to any infringement or misappropriation by, or conflict with, any third party with respect to the Proprietary Rights of HI, nor has HI received any claims alleging infringement or misappropriation, or other conflict with, any Proprietary Rights of any third party; and HI has not infringed, misappropriated or otherwise conflicted with any Proprietary Rights of any third party.

      (b) To the knowledge of HI or its Subsidiaries, no employee of HI or its Subsidiaries, nor any consultant with whom HI or its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement, or any other agreement relating to the right of any such individual to be employed by, or to contract with, HI or its Subsidiaries because of the nature of the business to be conducted by HI or its Subsidiaries or presently proposed to be conducted; and to the knowledge of HI or its Subsidiaries, the continued employment by HI or its Subsidiaries of its present employees, and the performance of contracts with their independent contractors, will not result in any such violation. HI or its Subsidiaries has not received any notice alleging that any such violation has occurred.

      (c) The Chief Executive Officer, President, and Executive Vice President and Chief Technology Officer of HI have executed confidentiality and non-compete agreements in the form delivered to Investor, and holders of certain stock options have agreed to non-compete provisions as part of their option agreements.

      (d) None of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by HI or by any of its Subsidiaries in the conduct of their respective businesses will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing, and/or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries including leap days, in each case in any manner that would have a material adverse effect on HI or its Subsidiaries or their respective operations or businesses.

      5.13 Litigation. Except as set forth on the attached Schedule 5.13, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of HI's knowledge, threatened against or affecting the HI or any Subsidiary (or to the best of HI's knowledge, pending or threatened against or affecting any of the officers, directors, or employees of HI and its Subsidiaries with respect to their businesses or proposed business activities), or pending or threatened by HI or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement and the Transaction Documents); neither HI nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of HI's knowledge, any governmental investigations or inquiries; and, to the best of HI's knowledge, there is no basis for any of the foregoing. Neither HI nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency, and neither HI nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

      5.14 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon HI or any Subsidiary. HI shall pay, and hold Investor harmless against, any liability, 1oss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

      5.15 Insurance. HI and its Subsidiaries maintain insurance coverage of types and amounts reasonable and customary for corporations of similar size engaged in similar lines of business. Neither HI nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it, and neither HI nor any Subsidiary has been denied insurance coverage.

      5.16 Employees. HI is not aware that any executive or key employee of HI or any Subsidiary or any group of employees of HI or any Subsidiary has any plans to terminate employment with HI or any Subsidiary. HI and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and HI is not aware that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither HI, its Subsidiaries nor, to the best of HI's knowledge, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of HI and its Subsidiaries, except for agreements between HI and its present and former employees. No employee of HI or any Subsidiary is represented by any labor union, nor are such employees covered under any collective bargaining agreement.

      5.17 ERISA. For purposes of this Section 5.17, the term "HI" includes all organizations under common control with HI pursuant to Section 414(b) or (c) of the IRC.

      (a) Multiemployer Plans. HI does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

      (b) Retiree Welfare Plans. HI does not maintain or have any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law).

      (c) Defined Benefit Plans. HI does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

      (d) Defined Contribution Plans. HI does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

      (e) Other Plans. Except as set forth in Schedule 5.17, HI does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any parachute, severance, or bonus plan or plan for deferred compensation, except employee health, welfare, and similar benefit plans in the ordinary course of business, whether or not terminated.

      (f) Party in Interest. HI is not a party in interest (as defined under Section 3(14) of ERISA) or a disqualified person (as defined in Section 4975(e)(2) of the IRC) with respect to any Investor.

      (g) No Parachute Payment. No benefit under any Benefit Plan, including without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested, or payable by reason of any transaction contemplated under this Agreement.

      5.18 Compliance With Laws. Neither HI nor any Subsidiary has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of HI and its Subsidiaries taken as a whole, and neither HI nor any Subsidiary has received notice of any such violation. Neither HI nor any Subsidiary is subject to, or has reason to believe it may become subject to, any material liability (contingent or otherwise) or material corrective or remedial obligation arising under any federal, state, local or foreign law, rule or regulation (including the common law) relating to or regulating health, safety, pollution or the protection of the environment.

      No governmental orders, permissions, consents, approval or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Underlying Common Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. HI and each of its Subsidiaries have all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted and as presently proposed to be conducted, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of HI or its Subsidiaries.

      Assuming the accuracy of the representations and warranties of the Investor contained herein, the offer, sale and issuance of the Shares and the Underlying Common Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither HI nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by HI within the registration provisions of the Securities Act or any state securities laws.

      5.19 Environmental and Safety Matters. HI has complied and is in compliance with all Environmental and Safety Requirements in all material respects (including without limitation all permits and licenses required thereunder). HI has received no oral or written notice of any violation of, or any liability (contingent or otherwise) or corrective or remedial obligations under, any Environmental and Safety Requirements. No facts or circumstances with respect to the past or current operations or facilities (whether currently or previously owned, leased, or operated) of HI or any predecessor or Affiliate thereof or entities previously owned by HI (including without limitation any onsite or offsite disposal or release of hazardous materials, substances or wastes) would give rise to any liability or corrective or remedial obligation under any Environmental and Safety Requirement.

      5.20 Affiliated Transactions. Except as set forth on the attached Schedule 5.20, (i) no officer, director, stockholder or Affiliate of HI or any Subsidiary, (ii) to HI's knowledge, any employee of HI or any Subsidiary or
(iii) to HI's knowledge, any individual related by blood, marriage or adoption to any individual described in clauses (i) or (ii) above or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with HI or any Subsidiary or has any material interest in any material property used by HI or any Subsidiary.

      5.21 Disclosure. Neither this Agreement, the Transaction Documents, nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared or supplied to Investor by or on behalf of HI with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which HI has not disclosed to Investor in writing and of which any of its officers, directors or executive employees is aware and which has had or would reasonably be expected to have a Material Adverse Effect.

      5.22 Brokers. HI has not involved any brokers or finders in connection with this Agreement or the transactions contemplated hereby, and agrees to indemnify the Investor for any breach of this Section 5.22 by it.

      5.23 Closing Date. The representations and warranties of HI contained in this Article 5 and elsewhere in this Agreement and the Transaction Documents and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, HI to Investor shall be true and correct in all material respects on the date of this Agreement as though then made.

      5.24 Subsidiaries.

      (a) The only Subsidiaries of HI on the date of Closing are Gordon S. Black Corporation which is a wholly owned Subsidiary of HI, Louis Harris & Associates, Inc. which is a wholly owned Subsidiary of Gordon S. Black Corporation, and GSBC Ohio Corporation which is a wholly owned Subsidiary of Gordon S. Black Corporation.

      (b) All outstanding capital stock of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable and is owned beneficially and of record as described in Section 5.24(a) free and clean of all Lines, options, or claims of any kind. There are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which any Subsidiary may become obligated to issue, sell, or transfer shares of its capital stock.

                      ARTICLE 6 - RESTRICTIONS ON TRANSFERS

      6.1 Restricted Securities. The Restricted Securities are transferable only pursuant to (a) a Public Offering, (b) Rule 144 or Rule 144A under the Securities Act (or any similar or successor rule, regulation, or law then in force) if any such rule is available, or (c) subject to the conditions specified in Section 6.2 below, any other legally available means of transfer.

      6.2 Opinion Delivery. In connection with the transfer of any of the Restricted Securities (other than a transfer described in Section 6.1(a) or (b) above) and subject to Section 6.3 below, the Investor shall deliver written notice to HI describing in reasonable detail the transfer or proposed transfer, together with an opinion of legal counsel which (to HI's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of the Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to HI an opinion of such counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, HI shall promptly deliver to the Investor new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 6.5. If HI is not required to deliver new certificates for such Restricted Securities not bearing such legend, the Investor, or if applicable a subsequent transferee thereof, shall not transfer the same until the prospective transferee has confirmed to HI in writing its agreement to be bound by the conditions contained in this Article 6.

      6.3 Restrictions on Transfer. The Investor shall not sell, transfer, assign, pledge, or otherwise dispose of (whether with or without consideration) the Shares or any interest therein (a "Transfer") to any Person who, in the reasonable judgment of HI based upon information made available by HI to Investor, is a direct competitor of HI, or otherwise absent compliance with this
Section 6.3; provided that this Section 6.3 shall be of no further force and effect at such time as HI consummates a Public Offering. Notwithstanding the foregoing, this Section 6.3 shall not apply to a transfer to an Affiliate of Investor, provided that such Affiliate becomes subject to the terms of this
Section 6.3. If Investor proposes to Transfer all or part of the Shares, Investor shall deliver a written notice ("Transfer Notice") to HI. The Transfer Notice shall describe the number of Shares proposed to be transferred (the "Offered Shares") and the proposed transferee and price per share. HI may elect to purchase all, but not less than all, of the Offered Shares at the price described in the Transfer Notice. If HI elects to purchase all of the Offered Shares, HI shall give the Investor written notice of such election no later than ten (10) days after delivery of the Transfer Notice. If an election to purchase all of the Offered Shares has been made, the Offered Shares shall be transferred to HI at the price stated in the Transfer Notice no later than fourteen (14) days after notice of the election to purchase has been given. If HI has elected not to purchase all of the Offered Shares (or has failed to exercise its rights under this Section 6.3), the Investor may conclude a Transfer at the price per share stated in the Transfer Notice, or at a higher price per share, at any time within a one hundred thirty (130) day period after the delivery of the Transfer Notice provided that the transferee has agreed in writing to be bound by the terms of this Article 6 as if it was an original signatory to this Agreement.

      6.4 Legend.

      (a) Each certificate or instrument representing the Shares shall be imprinted with a legend in substantially the following form:

            "The securities represented hereby have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Investment Agreement, dated as of October 15, 1999, as amended and modified from time to time, between the issuer (the "Company") and Sequel Limited Partnership II and Sequel Entrepreneur's Fund II, LP, as amended and modified from time to time. A copy of such Agreement will be furnished by the Company to the holder hereof upon written request and without charge."

      (b) Upon the later of (i) the termination of this Agreement pursuant to
Article 9 hereof, and (ii) such time as the Shares are no longer Restricted Securities, at Investor's request, HI shall remove the legend set forth in
Section 6.4(a) above from the certificates for the Shares.

      6.5 Lock-Up Agreement. To the extent Investor has been released from the Lockup Agreement in connection with the initial Public Offering of Common Shares, at the request of the underwriters for such offering, Investor agrees to enter into a reasonable and customary negotiated holdback agreement providing for a holdback not exceeding 180 days.

                        ARTICLE 7 -FINANCIAL INFORMATION

      7.1 Delivery of Financial Information. HI shall make such financial and other information, as it makes available to the holders of all of its Common Shares, available to Investor. In addition, HI shall provide Investor with (a) copies of its annual audited consolidated financial statements within ninety
(90) days after the end of its fiscal year; (b) copies of its unaudited quarterly financial statements within forty-five (45) days after the end of each calendar quarter; (c) without duplication of any other items furnished under this Section 7.1, copies of any annual, special or interim audit reports or management or comment letters submitted to HI by independent public accountants as soon as practicable following such submission; (d) as soon as practicable, copies of all financial statements, proxy material or reports sent to all holders of any class of capital stock of HI; and (e) copies of all reports or registration statements filed by or on behalf of HI with the SEC pursuant to the Securities Act or the Securities Exchange Act. All such financial statements shall be prepared in accordance with GAAP (except that any interim financial statements may omit notes and may be subject to normal year-end adjustments). HI will make good faith efforts to provide Investor with copies of any public or press releases issued by or on behalf of HI, but shall have no liability for inadvertent omissions in the delivery of same.

      7.2 Confidentiality. Investor and its Affiliates shall maintain the confidentiality of the financial statements and other information provided to it pursuant to Section 7.1 above, provided that Investor may disclose such information (a) in connection with a Transfer of the Shares if such Person agrees to maintain the confidentiality of such financial statements and other information as provided in this Section7.2, (b) previously known on a non-confidential basis by Investor, (ii) in the public domain through no fault of Investor, (c) lawfully acquired by Investor from sources other than HI who, to the knowledge of Investor, had such documents, reports or other information without any breach of any obligation of confidentiality, (d) to officers, directors, employees, accountants, counsel, consultants, advisors and agents of Investor in connection with Investor's review of such documents, reports or other information so long as such Persons are informed by Investor to treat such information confidentially and not to use any of such documents, reports or other information for any reason or purpose other than in connection with Investor's review, or (e) if Investor is required to disclose by judicial, regulatory or administrative process or by other requirements of law.

                           ARTICLE 8 - COVENANTS OF HI

      8.1 Office for Payment, Exchange and Registration; Location of Office; Notice of Change of Name or Office.

      (a) So long as any of the Shares or Underlying Shares are outstanding, HI agrees to maintain an office or agency where Shares may be presented for payment, exchange, conversion, exercise or registration of transfer as provided in this Agreement. Such office or agency initially shall be the office of HI set forth in the preamble to this Agreement.

      (b) HI agrees to give Investor at least twenty (20) days' prior written notice of any change in HI the location of the office of HI required to be maintained under this Section 8.2.

      8.2 Reservation of Shares. HI agrees that there have been reserved, and HI shall at all times keep reserved, free from preemptive rights, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the conversion rights related to the Underlying Shares.

      8.3 Listing of Shares. HI agrees that if any shares of HI's Common Stock are listed on any national securities exchange or on Nasdaq, then HI will take such action as may be necessary, from time to time, to list all outstanding Common Shares on such exchange or on Nasdaq.

      8.4 Securities Exchange Act Registration. HI agrees that as soon as HI is either required to or does file a registration statement with respect to Common Stock of HI under

Section 6 of the Securities Act or Section 12(b) or Section 12(g), whichever is applicable, of the Securities Exchange Act, then thereafter:

      (a) HI will maintain effective a registration statement (containing such information and documents as the SEC shall specify and otherwise complying with the Securities Exchange Act), under Section 12(b) or Section 12(g), whichever is applicable, of the Securities Exchange Act, with respect to the Common Stock of HI, and HI will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to Section 12(b) or Section 12(g), whichever is applicable.

      (b) HI will make whatever filings with the SEC, or otherwise take such other action as may be necessary to comply with the current reporting provisions of Rule 144(c) under the Securities Act in order to facilitate resales of HI Common Stock.

      8.5 Delivery of Information for Rule 144A Transactions. If Investor proposes to transfer any Shares or Underlying Shares pursuant to Rule 144A under the Securities Act (as in effect from time to time), HI agrees to provide (upon the request of Investor or the prospective transferee) to Investor and (if requested) to the prospective transferee any financial or other information concerning HI which is required to be delivered by such holder to any transferee of such Shares or Underlying Shares pursuant to such Rule 144A.

      8.6 Registration Statement . HI shall provide to Investor and its counsel, promptly after they are prepared, drafts of any registration statements covering securities of HI. HI shall provide Investor with a reasonable time to review and comment upon any such registration statement (and documents to be filed with the SEC in connection therewith) prior to filing any such registration statement or other related document with the SEC).

      8.7 Private Placement Status. Neither HI, any Subsidiary, nor any agent nor other Person acting on HI's behalf will do or cause to be done (or will omit to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Shares within the provisions of Section 5 of the Securities Act or the filing, notification, or reporting requirements of any state securities law.

      8.8 No Impairment. HI will not, and will not permit any Subsidiary to take action to avoid the observance or performance of any of the terms of the Share Purchase Agreements, the Transaction Documents, or the Shares.

                             ARTICLE 9 - TERMINATION

      9.1 Termination. All agreements, representations and warranties, covenants, and obligations of the Investor and any Subsidiary contained in this Agreement, the Transaction Documents, the Shares or any document or certificate delivered pursuant hereto or thereto shall survive, and shall continue in effect following, the execution, delivery of this Agreement, the Transaction Documents, the closings hereunder and thereunder, any investigation at any time made by or on behalf of the Purchasers or by any other Person, the issuance, sale and delivery of the Shares, any disposition thereof and any payment, exercise conversion or cancellation of the Shares; provided that the provisions of Section 6.3, Article 7, and Section 8.2 shall terminate following the conversion of all Shares held by the Investor into Common Shares. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of HI pursuant thereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by HI as to such factual matters hereunder solely as of the date of such certificate or instrument.

                              ARTICLE 10 - REMEDIES

      10.1 Indemnification. HI agrees to indemnify and hold Investor and its Affiliates harmless from and against and will pay to Investor and each Affiliate the full amount of any loss, damage, liability or expense (including amounts paid in settlement and reasonable attorneys' fees and expenses) to Investor and any Affiliate resulting either directly or indirectly from any breach of the representations or warranties, or failure to perform any of the covenants or agreements of the Investor or any Subsidiary contained in this Agreement, the Transaction Documents or the Shares.

      10.2 Remedies. In the case of a breach of any representation or warranty, or failure to perform any of the agreements or covenants of HI or any Subsidiary contained in this Agreement, the Transaction Documents or any Shares, the holder of any Shares then outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement or covenant contained herein or therein or in such Share or for an injunction against a violation of any of the terms hereof or thereof or of such Share, or in aid of the exercise of any power granted hereby or thereby or by such Share or by law or for any other remedy (including without limitation damages).

      Holders of all Shares shall, in addition to other remedies provided by law, have the right to have the provisions of this Agreement, the Transaction Documents or other such Shares specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach of the provisions of this Agreement, the Transaction Documents or any Shares will cause irreparable injury to holders of Shares and that money damages will not provide an adequate remedy. Nothing contained herein shall be construed as prohibiting a holder of Shares from pursuing any other remedies available to such holder for such breach or threatened breach, including without limitation the recovery of damages from the HI.

      10.3 No Counterclaim. All amounts payable by HI in connection with the Shares shall be paid without counterclaim, set off, deduction or defense and without abatement, suspension, deferment, diminution or reduction.

                           ARTICLE 11 - MISCELLANEOUS

      11.1 Successor/Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors, legal representatives, and assigns of the parties, provided, however, that this Section 10.1 is not intended to supersede any restrictions on transfer of any interest expressly provided elsewhere in this Agreement.

      11.2. Governing Law. This Agreement shall be construed according to, and governed by, the internal laws of the State of New York without reference to principles of conflicts of laws; provided, however, that the matters contained herein that are specifically within the purview of the General Corporation Law of the State of Delaware shall be governed by such law.

      11..3 Arbitration.

      (a) The parties agree to this Section 11.3 as the exclusive manner and means for resolution of all disputes of any kind or nature between them related to this Agreement and/or the transactions contemplated hereby.

      (b) Any dispute shall be settled by final and binding arbitration by a panel of three arbitrators sitting in Rochester, New York, in accordance with the rules of the American Arbitration Association. The arbitrators shall promptly obtain such information regarding the matter as they deem necessary and shall decide the matter and render a written decision which shall be delivered to the parties. Each party shall pay the party's own fees and expenses in connection with any arbitration proceedings, except that the parties shall equally bear the fees and out-of-pocket expenses of the arbitrators. Any decision shall be a final and non-appealable determination of the matter, shall be binding upon each of the parties, and shall be enforceable by the courts of the State of New York (Seventh Judicial District) and the courts of the United States (Western District of New York).

      11.4 Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior communications and agreements related to the subject matter hereof. Any modification, supplement, or amendment to this Agreement must be in writing signed by both of the parties.

      11.5 Notices. Any notice or demand upon any party hereto shall be deemed to have been sufficiently given or served for all purposes hereof when delivered in person or by nationally recognized overnight courier with receipt requested, or three business days after it is mailed certified mail postage prepaid, return receipt requested, addressed to the address shown in the preamble to this Agreement or to such other address as may be designated by any party by notice given to the other in the manner described in this Section 10.5.

      11.6 Severability/Construction. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated. The parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision. The parties agree that this Agreement has been prepared in cooperation, and that it shall not be construed as against any particular party as drafter.

      11.7 Expenses. Except as otherwise expressly provided herein, both parties shall be responsible for their own costs and expenses in connection herewith.

      11.8 Waiver. The waiver by either party of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach. No waiver or amendment hereof shall be effective unless in writing signed by both HI and Investor. No course of dealing and no delay on the part of any holder of any Shares or any party to this Agreement in exercising any rights or remedies shall operate as a waiver thereof or otherwise prejudice such holder's or party's rights. No right or remedy conferred hereby or by the Transaction Documents or by any Share shall be exclusive of any other right or remedy referred to herein or therein in such Share or available at law, in equity, by statute or otherwise.

      11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be taken together and deemed to be one instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

HARRIS INTERACTIVE INC.


By: /s/ Gordon S. Black
    ------------------------------
    Gordon S. Black
    Chief Executive Officer

SEQUEL LIMITED PARTNERSHIP II                     48,374 Shares
                                                  $4,837,400
By:  Sequel Venture Partners II, LLC
Its: General Partner

     By: /s/ Thomas G. Washing
         -------------------------
     Its: Manager


SEQUEL ENTREPRENEUR'S FUND II, LP                 1,626 Shares
                                                  $162,600
By:  Sequel Venture Partners II, LLC
Its: General Partner

     By: /s/ Thomas G. Washing
         -------------------------
     Its: Manager